Exhibit 10.60

Side Letter and Amendment No. 2 to Common Stock Purchase Agreement

February 7, 2020

GEM Global Yield Fund LLC SCS

c/o The Crone Law Group

500 Fifth Avenue, Suite 938

New York, New York 10110

Ladies and Gentlemen:

Reference is made to (i) the Common Stock Purchase Agreement dated August 6, 2019, including the Schedules and Exhibits thereto, as amended on September 25, 2019 (such agreement, as so amended, the “Agreement”), between GEM Global Yield Fund LLC SCS (the “Purchaser”) and Sonnet BioTherapeutics, Inc. (the “Company”) and (ii) the Assignment and Assumption Agreement dated November 21, 2019 (the “Assignment”), between the Company and Chanticleer Holdings, Inc. (“Chanticleer”). The Purchaser, the Company and Chanticleer, intending to be legally bound, agree by this Side Letter and Amendment No. 2 to Common Stock Purchase Agreement (this “Side Letter”) as follows:

1.	Section 2.01 of the Agreement is hereby amended by deleting the phrase “shall be $100,000,000” and replacing it with “shall be $20,000,000.”

2.	The Purchaser hereby acknowledges receiving notice of the entrance by the Company and Chanticleer into the Securities Purchase Agreement, dated February 7, 2020, among the Company, Chanticleer and the investors listed on the Schedule of Buyers attached thereto (the “SPA”) and the other Transaction Documents (as defined in the SPA), as applicable, and the transactions contemplated thereby; and the Purchaser hereby waives, subject to the limitations and other provisions set forth in Section 9.05 of the Agreement, any and all provisions of the Agreement that would otherwise have been violated by, or would result in the violation of, the Transaction Documents.

3.	For the avoidance of doubt, Chanticleer hereby acknowledges and agrees that any reference to the “Purchase Agreement” in the Assignment refers to the Agreement as amended on September 25, 2019 and as amended by this Side Letter.

Except as expressly set forth herein, the Agreement remains in full force and effect. All of the amendments set forth herein shall be deemed to have been made simultaneously. This Side Letter shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law. This Side Letter may be executed in counterparts, and delivery thereof may be made by facsimile or electronic transmission.

[Signature Page Follows.]

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

SONNET BIOTHERAPEUTICS, INC.

By:	/s/ Pankaj Mohan, Ph.D.
Name:	Pankaj Mohan, Ph.D.
Title:	Chairman and CEO

Chanticleer holdings, inc.

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Title:	Chief Executive Officer

ACCEPTED as of the date first above written:

GEM Global Yield Fund LLC SCS

By:	/s/ Chris Brown
Name:	Chris Brown
Title:	Manager

[Signature Page to this Side Letter and Amendment No. 2 to Common Stock Purchase Agreement]